                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                         HALF
                                                                YEAR     YEAR     HALF
                            YEAR     YEAR     YEAR     YEAR     1993     1993     YEAR
                            1989     1990     1991     1992   (Pounds) (Pounds)   1994
                          (Pounds) (Pounds) (Pounds) (Pounds)    #        #     (Pounds)
                          -------- -------- -------- -------- -------- -------- --------
UK GAAP
EARNINGS
Income from ordinary ac-
 tivities before taxa-
 tion...................    617      354      531      102      633      362      361
Adjustments to bring
 associated undertakings
 onto income received
 basis..................     -1       -4       -2       -1                -2
Fixed Charges...........    329      281      300      271      183      105       45
                            ---      ---      ---      ---      ---      ---      ---
                            945      631      829      372      805      465      396
                            ---      ---      ---      ---      ---      ---      ---
FIXED CHARGES
Interest payable on long
 term debt..............     10       10       10        6       21        3       20
Interest payable on
 short term borrowings
 and other financing
 costs..................     28       23       31       25       30       13       20
Interest payable on
 amounts due to the ICI
 Group..................    280      236      249      234      105       87        1
Interest elements of
 operating lease
 charges................     11       12       10        6        7        2        4
                            ---      ---      ---      ---      ---      ---      ---
                            329      281      300      271      163      105       45
                            ---      ---      ---      ---      ---      ---      ---
Ratio...................    2.9      2.2      2.8      1.4      4.9      4.4      8.8

- --------
# Restated for change in accounting policy. (UITF Abstract 6 "Accounting for post-retirement benefits other than pensions" was adopted on January 1, 1994.)